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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of our report dated February 14, 2002 relating to the financial statements and financial statement schedules, which appears in Everest Reinsurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 24, 2002